SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2008
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State Or Other	(Commission	(IRS Employer
Jurisdiction Of Incorporation)	File Number)	Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 28, 2008, Norbert R. Wirsching resigned as a director of Emerson Radio Corp. (the “Company”). Prior to his resignation, Mr. Wirsching served as an “independent” director of the Company, within the meaning of The American Stock Exchange (“AMEX”) standards, and as a member of the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”). The Company has initiated procedures to fill the vacancy created by Mr. Wirsching’s resignation in accordance with the time periods prescribed by AMEX, as discussed below.
     On July 29, 2008, the Company notified AMEX that as a result of Mr. Wirsching’s resignation and the resulting vacancy on the Audit Committee, the Audit Committee consists of one independent director, and not two independent directors as required by Section 803(B)(2) of the AMEX Company Guide (the “Company Guide”). As a result, the Company is not in compliance with Section 803(B)(2) of the Company Guide.
     In accordance with Section 803(B)(6) of the Company Guide, the Company must regain compliance with the audit committee requirements set forth in the Section 803(B)(2) of the AMEX Company Guide by the earlier of its next annual shareholder meeting and July 28, 2009; provided, however, that if the annual shareholder meeting occurs prior to October 11, 2008, the Company shall instead have until October 11, 2008 to regain compliance. The Board is considering candidates who will qualify to serve on the Audit Committee.
     On July 29, 2008, the Company issued a press release announcing the resignation of Mr. Wirsching and the Company’s non-compliance with the audit committee requirements set forth in Section 803(B)(2) of the Company Guide. The full text of the press release is attached hereto as Exhibit 99.1.
Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As discussed in Item 3.01 of this Current Report on Form 8-K, on July 28, 2008, Norbert R. Wirsching resigned as a director of the Company. Prior to his resignation, Mr. Wirsching had served as a member of the Audit Committee. Mr. Wirsching’s reasons for his resignation as a director of the Company are outlined in a letter submitted by him to the Board, a copy of which letter is being filed as Exhibit 17.1 to this Current Report on Form 8-K. A copy of this Current Report on Form 8-K has been submitted to Mr. Wirsching in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended.
     On July 29, 2008, the Company issued a press release announcing the resignation of Mr. Wirsching and the Company’s non-compliance with the audit committee requirements set forth in the Section 803(B)(2) of the Company Guide. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 17.1 — Letter of Resignation from Norbert R. Wirsching, dated July 28, 2008.
Exhibit 99.1 — Press Release dated July 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Greenfield Pitts
	Name:	Greenfield Pitts
	Title:	Chief Financial Officer

Dated: July 29, 2008